[FORETHOUGHT LOGO]

                       FORETHOUGHT LIFE INSURANCE COMPANY
                              [300 N. Meridian St.
                                   Suite 1800
                             Indianapolis, IN 46204]

                   VARIABLE LIFETIME WITHDRAWAL BENEFIT RIDER

This rider is issued as part of the Contract to which it is attached, and is effective on the Rider Effective Date. Except where this rider provides otherwise, it is subject to all of the provisions, conditions and limitations of the Contract. Terms used in this rider shall have the same meanings as are set forth in the Contract to which this rider is attached unless otherwise defined in this rider. In case of a conflict between the terms of this rider and the terms of the Contract, the terms of this rider will control.

THIS RIDER PROVIDES A VARIABLE LIFETIME WITHDRAWAL BENEFIT TO THE OWNER, FOR AS LONG AS AT LEAST ONE COVERED LIFE REMAINS ALIVE. THIS RIDER OFFERS A DEFERRAL BONUS FEATURE THAT PROVIDES FOR POSSIBLE DEFERRAL BONUSES TO THE WITHDRAWAL BASE. WE WILL PROVIDE YOU WITH A STATEMENT, NO LESS FREQUENTLY THAN ANNUALLY, THAT STATES YOUR APPLICABLE RIDER VALUES, IN ACCORDANCE WITH THE REPORTS TO THE OWNER SECTION OF YOUR CONTRACT.

THIS RIDER HAS NO CASH SURRENDER VALUE. THE WITHDRAWAL BASE CANNOT BE TAKEN AS A LUMP SUM AND IS NOT PAYABLE AS A DEATH BENEFIT. EXCESS WITHDRAWALS MAY REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE EXCESS WITHDRAWAL.

THIS RIDER MAY BE SUBJECT TO INVESTMENT RESTRICTIONS AS DESCRIBED IN THIS RIDER. PLEASE REFER TO THE RIDER SPECIFICATIONS TO DETERMINE IF THESE INVESTMENT RESTRICTIONS APPLY.

THE VARIABLE LIFETIME WITHDRAWAL BENEFIT WILL TERMINATE UPON ASSIGNMENT OR A CHANGE IN ANY COVERED LIFE. IF THIS RIDER IS TERMINATED OR REVOKED, THE PROVISIONS OF THE CONTRACT TO WHICH IT IS ATTACHED OR ANY OPTIONAL RIDER STILL IN EFFECT PREVAIL.

FL-VLWB-15

                                       1
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RIDER SPECIFICATIONS

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RIDER EFFECTIVE DATE: [01-02-16]

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ASSUMED INVESTMENT RETURN: [4.00%]

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ASSUMED INVESTMENT RETURN ADJUSTMENT FREQUENCY: [Daily]

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COVERED LIFE: [Joe Smith]

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DEFERRAL BONUS: On each Contract Anniversary during the Deferral Bonus Period, there will be a Deferral Bonus equal to [6.00%] of the Deferral Bonus Base.

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DEFERRAL BONUS PERIOD: The Deferral Bonus Period starts on the Rider Effective
Date. The Deferral Bonus Period ends when the first of the following events occur: (a) [100th] Contract Anniversary from the Rider Effective Date, (b) the Valuation Day that You take Your first Partial Withdrawal (including Your first Lifetime Annual Payment), or (c) the Annuity Commencement Date. Once the Deferral Bonus Period ends, it cannot be restarted.

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DEFERRAL BONUS THRESHOLD: [Not Applicable]

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GUARANTEED FLOOR PERCENTAGE: [Not Applicable]

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INITIAL RIDER CHARGE: [0.50%]. This annual fee is charged on a quarterly basis and can change on any Contract Anniversary, subject to a Minimum Rider Charge of [0.00%] and a Maximum Rider Charge of [1.50%].

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INVESTMENT RESTRICTIONS: [Do not apply to this rider]

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LIFETIME WITHDRAWAL PERCENTAGE REDUCTION FACTOR: [0.01]

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MAXIMUM RIDER ISSUE AGE: [85]

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MINIMUM INCOME AGE: [59 1/2]

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PREMIUM LIMIT: Our approval is required for any Premium Payment made after the
[1st] Contract Anniversary following the Rider Effective Date.

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SINGLE LIFE/JOINT LIFE OPTION: [Single Life]

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SMOOTHING PERCENTAGE: [10%]

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WITHDRAWAL BASE LIMIT: [Not Applicable].

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                                       2

                      LIFETIME WITHDRAWAL PERCENTAGE TABLE

YOUNGEST COVERED LIFE'S   SINGLE LIFE - LIFETIME   JOINT LIFE - LIFETIME
      ATTAINED AGE        WITHDRAWAL PERCENTAGE    WITHDRAWAL PERCENTAGE
--------------------------------------------------------------------------------
      [59 1/2-61]                 [5.00%]                 [4.50%]
          [62]                    [5.00%]                 [4.50%]
          [63]                    [5.00%]                 [4.50%]
          [64]                    [5.00%]                 [4.50%]
          [65]                    [5.50%]                 [5.00%]
          [66]                    [5.50%]                 [5.00%]
          [67]                    [5.50%]                 [5.00%]
          [68]                    [5.50%]                 [5.00%]
          [69]                    [5.50%]                 [5.00%]
          [70]                    [6.00%]                 [5.50%]
          [71]                    [6.00%]                 [5.50%]
          [72]                    [6.00%]                 [5.50%]
          [73]                    [6.00%]                 [5.50%]
          [74]                    [6.00%]                 [5.50%]
          [75]                    [6.50%]                 [6.00%]
          [76]                    [6.50%]                 [6.00%]
          [77]                    [6.50%]                 [6.00%]
          [78]                    [6.50%]                 [6.00%]
          [79]                    [6.50%]                 [6.00%]
          [80]                    [7.00%]                 [6.50%]
          [81]                    [7.00%]                 [6.50%]
          [82]                    [7.00%]                 [6.50%]
          [83]                    [7.00%]                 [6.50%]
          [84]                    [7.00%]                 [6.50%]
         [85+]                    [7.50%]                 [7.00%]

                                TABLE OF CONTENTS

                                                                     PAGE

ANNUITY COMMENCEMENT DATE                                              12

COVERED LIFE CHANGE                                                    12

DEFERRAL BONUS AND DEFERRAL BONUS BASE                                  9

DEFINITIONS                                                             5

EVIDENCE OF SURVIVAL                                                   14

INVESTMENT RESTRICTIONS                                                10

ISSUANCE RULES                                                         14

LIFETIME ANNUAL PAYMENT                                                 7

LIFETIME WITHDRAWAL PERCENTAGE                                          7

MINIMUM AMOUNT RULE                                                    12

MISSTATEMENT OF AGE                                                    14

REVOCATION/TERMINATION                                                 14

RIDER CHARGE                                                           15

RIDER SPECIFICATIONS                                                    2

SPOUSAL CONTINUATION                                                   11

WTHDRAWAL BASE AND GUARANTEED WITHDRAWAL BASE                           8

DEFINITIONS

Initial capitalized terms that are not defined in this rider shall have the same meaning as those in Your Contract.

ASSUMED INVESTMENT RETURN (AIR) - This annual rate is used in determining adjustments to the Withdrawal Base and the Deferral Bonus Base. It is established by Us as of the Rider Effective Date and will not change while this rider is in effect. The Assumed Investment Return is shown in the Rider Specifications.

ASSUMED INVESTMENT RETURN ADJUSTMENT - A potential reset to the Withdrawal Base and Deferral Bonus Base.

ASSUMED INVESTMENT RETURN ADJUSTMENT FREQUENCY - The Assumed Investment Return Adjustment Frequency is established by Us and will not change while this rider is in effect. The Assumed Investment Return Adjustment Frequency is shown in the Rider Specifications.

COVERED LIFE - If the Single Life option is elected, the Owner. In the case of joint Owners, the oldest Owner. If the Owner is a non-natural person, the Covered Life is the Annuitant.

If the Joint Life option is elected, the Owner and the Owner's spouse provided the spouse is an Owner, a joint Owner or the sole primary Beneficiary who is eligible for Spousal Continuation. If the Owner is a non-natural person, the Covered Life is the Annuitant. We reserve the right to allow the designation of the Annuitant's spouse as a Covered Life without being an Owner, a joint Owner or the sole primary Beneficiary provided that the non-natural custodial Owner may elect spousal continuation on behalf of the Annuitant's spouse.

CUMULATIVE NET INVESTMENT RETURN - This is the cumulative change in Contract Value since the later of (a) the date of last Assumed Investment Return Adjustment or (b) the Rider Effective Date.

DEFERRAL BONUS - A percentage of the Deferral Bonus Base that We add to Your Withdrawal Base on each Contract Anniversary during the Deferral Bonus Period.

DEFERRAL BONUS BASE - The basis for determining the Deferral Bonus.

DEFERRAL BONUS PERIOD - The period during which a Deferral Bonus is added to Your Withdrawal Base. The Deferral Bonus Period is shown in the Rider Specifications.

EXCESS WITHDRAWAL - The portion of any Partial Withdrawal which, on a cumulative basis with all other Partial Withdrawals in a Contract Year, exceeds the Lifetime Annual Payment. Any Partial Withdrawal prior to the Minimum Income Age is considered an Excess Withdrawal. Any Partial Withdrawal taken to satisfy the Required Minimum Distribution (RMD) requirements related to this Contract imposed by federal law will not be considered an Excess Withdrawal if the cumulative withdrawals for the Contract Year do not exceed the greater of: 1) the Lifetime Annual Payment for that Contract Year or 2) the Required Minimum Distribution for either one of the calendar years in which the Contract Year occurs. The Required Minimum Distribution will be reduced by all prior withdrawals from the Contract made in the applicable calendar year. If at any time You request a Partial Withdrawal over the telephone, We will advise You if the requested Partial Withdrawal would be an Excess Withdrawal.

GUARANTEED FLOOR PERCENTAGE - The percentage applied to the Withdrawal Base that is used to determine the Guaranteed Withdrawal Base.

GUARANTEED WITHDRAWAL BASE - The portion of the Withdrawal Base that will not decrease in value, except when an Excess Withdrawal is made.

LIFETIME ANNUAL PAYMENT - On or after the Minimum Income Age, an amount that may be taken by Partial Withdrawal(s) during any Contract Year. Prior to your Minimum Income Age, You may contact Us to determine the amount of your Lifetime Annual Payment as of Your Minimum Income Age. After Your Minimum Income Age, We will send to You, no less frequently than annually, a notice advising You of Your then current Lifetime Annual Payment.

LIFETIME WITHDRAWAL PERCENTAGE - The percentage used to determine the Lifetime Annual Payment.

MAXIMUM RIDER ISSUE AGE - The oldest age any Covered Life may be on the Rider Effective Date. The Maximum Rider Issue Age is shown in the Rider
Specifications.

MINIMUM INCOME AGE - The Valuation Day when the youngest Covered Life has an attained age as shown in the Rider Specifications.

MODAL ASSUMED INVESTMENT RETURN - The effective rate used in determining adjustments to the Withdrawal Base and the Deferral Bonus Base based on the Assumed Investment Return Adjustment Frequency shown in the Rider
Specifications.

MODAL VALUATION DAY - Any periodic Valuation Day that an Assumed Investment Return Adjustment is applied based on the Assumed Investment Return Adjustment Frequency.

PARTIAL WITHDRAWAL - Any withdrawal of a portion of Your Contract Value which may be subject to charges, if applicable.

PREMIUM PAYMENT - The total amount of the initial and subsequent Premium Payments deposited into the Sub-Account(s) and Fixed Accounts, if applicable. Our approval is required for any subsequent Premium Payment received after the Premium Limit date as shown in the Rider Specifications. Subsequent Premium Payments will be allocated to Accounts in accordance with Your most recent instructions to Us.

RIDER EFFECTIVE DATE - The later of the Issue Date or the date that this rider becomes part of Your Contract.

SMOOTHING - This feature provides a mechanism to limit the year over year change in Lifetime Annual Payments after the first Partial Withdrawal to no more than plus or minus the Smoothing Percentage shown in the Rider Specifications times the prior Lifetime Annual Payment. The Smoothing Percentage, if applicable is established by Us on the Rider Effective Date and will not change while this rider is in effect.

WITHDRAWAL BASE - The basis for determining the Lifetime Annual Payment.

LIFETIME WITHDRAWAL PERCENTAGE

Your Lifetime Withdrawal Percentage is set based on the attained age of the youngest Covered Life based on the Lifetime Withdrawal Percentage Table shown in the Rider Specifications. The Lifetime Withdrawal Percentage will be set at the later of the Valuation Day when Your first Partial Withdrawal is taken or Your Minimum Income Age based on the age of the youngest Covered Life.

LIFETIME ANNUAL PAYMENT

Upon the later of Your Minimum Income Age or the Valuation Day when You take Your first Partial Withdrawal, Your Lifetime Annual Payment is equal to Your applicable Lifetime Withdrawal Percentage multiplied by the greater of Your then current Withdrawal Base or the Guaranteed Withdrawal Base, if applicable.

Prior to the Annuity Commencement Date, Your Lifetime Annual Payment will be reset each Contract Anniversary to equal (A) times the greater of (B) or (C), and subject to a maximum of (D) and a minimum of (E) if the Smoothing feature is applicable, where;

     A = Your Lifetime Withdrawal Percentage;

     B = Your Withdrawal Base as of the current Valuation Day;

     C = Your Guaranteed Withdrawal Base as of the current Valuation Day, if applicable;

     D = Your Lifetime Annual Payment as of the prior Valuation Day, adjusted to include the current Valuation Day's Premium Payment(s) and Partial Withdrawals, times the sum of 1 plus the Smoothing Percentage; and

     E = Your Lifetime Annual Payment as of the prior Valuation Day, adjusted to include the current Valuation Day's Premium Payment(s) and Partial Withdrawals, times the sum of 1 minus the Smoothing Percentage.

Your Lifetime Annual Payment will be increased each time a subsequent Premium Payment is made, equal to (A) plus (B) where:

     A = Your Lifetime Annual Payment as of the prior Valuation Day; and

     B = Your Lifetime Withdrawal Percentage times the amount of the subsequent Premium Payment.

Partial Withdrawals which are not Excess Withdrawals do not reduce Your Lifetime Annual Payment. Excess Withdrawals reduce Your Lifetime Annual Payment by multiplying the prior Valuation Day's Lifetime Annual Payment, adjusted to include the current Valuation Day's Premium Payment(s), by (A) divided by (B) where:

     A = The Contract Value immediately after the Excess Withdrawal; and

     B = Contract Value immediately prior to the Excess Withdrawal less any portion of the Partial Withdrawal that is not an Excess Withdrawal.

If Your Lifetime Annual Payment exceeds Your Free Withdrawal Amount under the Contract, We will waive applicable Contingent Deferred Sales Charges under the Contract up to the amount of Your Lifetime Annual Payment.

Any Lifetime Annual Payment amount remaining at the end of a Contract Year may not be carried over to future Contract Years.

Unless We agree otherwise, Partial Withdrawals, including Lifetime Annual Payments, will be taken on a pro rata basis from Your Accounts.

WITHDRAWAL BASE

If You elect this rider on the Contract Issue Date, then Your initial Withdrawal Base is Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Withdrawal Base is Your Contract Value as of the Rider Effective Date.

Your Withdrawal Base prior to the Annuity Commencement Date may be reset each Modal Valuation Day following the Rider Effective Date to equal (A) times (B) divided by (C) where:

     A = Your Withdrawal Base as of the prior Valuation Day, adjusted to include the current Valuation Day's Premium Payment and Partial Withdrawals;

     B = 1 + Cumulative Net Investment Return; and

     C = 1 + Modal Assumed Investment Return

When the Modal Valuation Day occurs on the Contract Anniversary, the reset is equal to (A) times the ratio of (B) divided by (C), as defined above, plus any applicable Deferral Bonus.

In no event shall Your Withdrawal Base exceed Your Withdrawal Base Limit shown in the Rider Specifications.

Your Withdrawal Base will be increased by the dollar amount of a subsequent Premium Payment.

Partial Withdrawals which are not Excess Withdrawals do not reduce Your Withdrawal Base. Excess Withdrawals reduce Your Withdrawal Base by multiplying the prior Valuation Day's Withdrawal Base adjusted to include the current Valuation Day's Premium Payment(s), by (A) divided by (B) where:

     A = The Contract Value immediately after the Excess Withdrawal; and

     B = Contract Value immediately prior to the Excess Withdrawal less any portion of the Partial Withdrawal that is not an Excess Withdrawal.

GUARANTEED WITHDRAWAL BASE

The Guaranteed Withdrawal Base provides a guaranteed floor for the Withdrawal Base if elected by You as of the Rider Effective Date. The Guaranteed Floor Percentage, if applicable, is shown in the Rider Specifications, and will not change for the duration of the contract.

Your initial Guaranteed Withdrawal Base will be set equal to Your Withdrawal Base as of the Rider Effective Date times the Guaranteed Floor Percentage.

Your Guaranteed Withdrawal Base prior to the Annuity Commencement Date will be reset each Modal Valuation Day, including the Contract Anniversary, following the Rider Effective Date to equal the greater of (A) times (B), or (C) where:

     A = Guaranteed Floor Percentage;

     B = Your Withdrawal Base as of the current Valuation Day; and

     C = Your Guaranteed Withdrawal Base as of the prior Valuation Day, adjusted to include the current Valuation Day's Premium Payment(s) and Partial Withdrawals.

Your Guaranteed Withdrawal Base will be increased each time a subsequent Premium Payment is made, equal to (A) plus (B) where;

     A = Your Guaranteed Withdrawal Base as of the prior Valuation Day; and

     B = Guaranteed Floor Percentage times the amount of the subsequent
         Premium Payment.

In no event shall Your Guaranteed Withdrawal Base exceed Your Withdrawal Base Limit shown in the Rider Specifications.

Partial Withdrawals which are not Excess Withdrawals do not reduce Your Guaranteed Withdrawal Base. Excess Withdrawals reduce Your Guaranteed Withdrawal Base by multiplying the prior Valuation Day's Guaranteed Withdrawal Base adjusted to include the current Valuation Day's Premium Payment, by (A) divided by (B) where:

     A = The Contract Value immediately after the Excess Withdrawal; and

     B = Contract Value immediately prior to the Excess Withdrawal less any portion of the Partial Withdrawal that is not an Excess Withdrawal.

DEFERRAL BONUS & DEFERRAL BONUS BASE

The Deferral Bonus percentage(s) is shown in the Rider Specifications. We reserve the right to apply, on a non-discriminatory basis, an additional amount to such Deferral Bonus Percentages on all Contract Anniversaries during the Deferral Bonus Period, when cumulative Premium Payments made during the first Contract Year are equal to or in excess of the Deferral Bonus Threshold.

On each Contract Anniversary during the Deferral Bonus Period, We will add a Deferral Bonus to Your Withdrawal Base. The Deferral Bonus will equal (A) times
(B) where:

     A = Deferral Bonus Percentage; and

     B = Deferral Bonus Base as of the current Valuation Day.

If You elect this rider after Your Contract Issue Date, the Deferral Bonus on the first Contract Anniversary following the Rider Effective Date and during the Deferral Bonus Period will be prorated for the number of days of the Contract Year elapsed since the Rider Effective Date. The Deferral Bonus terminates on the day of the first Partial Withdrawal.

If You elect this rider on the Contract Issue Date, then Your initial Deferral Bonus Base is Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Deferral Bonus Base is Your Contract Value as of the Rider Effective Date.

Your Deferral Bonus Base prior to the Annuity Commencement Date may be reset each Modal Valuation Day following the Rider Effective Date to equal (A) times the ratio of (B) divided by (C) where:

     A = Your Deferral Bonus Base as of the prior Valuation Day, adjusted to include the current Valuation Day's Premium Payment and Partial Withdrawals;

     B = 1 + Cumulative Net Investment Return; and

     C = 1 + Modal Assumed Investment Return.

Your Deferral Bonus Base will be increased by the dollar amount of a subsequent Premium Payment. The Deferral Bonus Base will not increase if the Deferral Bonus Period has ended.

In no event shall Your Deferral Bonus Base exceed Your Withdrawal Base Limit shown in the Rider Specifications.

INVESTMENT RESTRICTIONS

This rider may be subject to Investment Restrictions. Please refer to the Rider Specifications to determine if these Investment Restrictions apply. If Investment Restrictions apply, You must continuously comply with the following investment restrictions (Investment Restrictions) in order to receive rider benefits.

1. Unless We agree otherwise, You must invest, reinvest and rebalance Your Contract Value (including future investments) within an approved asset allocation model(s), Sub-Account(s), and other investment program(s) approved and designated by Us. The same may be amended, replaced or substituted from time to time by Us in our sole discretion.

2. We reserve the right to add, replace or substitute approved asset allocation model(s), investment program(s), and Sub-Account(s). We reserve the right to remove, close or restrict any approved asset allocation model(s), investment program(s), or Sub-Account(s) to new or subsequent investments. We will notify You in writing of any such changes.

3. Any failure or refusal to promptly invest, maintain, reallocate and/or reinvest Your Contract Value within an approved asset allocation model(s), investment program(s), and Sub-Account(s), as the same may be amended, replaced or substituted from time to time, shall be deemed to be a violation of these Investment Restrictions, unless waived by Us in our sole discretion. For the purposes of the foregoing, "promptly" shall mean 5 business days after posting notice of a directive to invest, maintain, reallocate and/or Contract Value as aforesaid. Any reinstatement of this rider following rider termination for violating Investment Restrictions may result in a recalculation of Your benefits. If the rider is terminated by us due to a failure to comply with these investment restrictions, You will have one opportunity to reinstate the rider by reallocating Your Contract Value in accordance with the prevailing investment restrictions. You will have a 5 day reinstatement period to do this. The reinstatement period will begin upon termination of the rider. Your right to reinstate the rider will be terminated if during the reinstatement period You make a subsequent Premium Payment, take a Partial Withdrawal, or make a Covered Life change. Upon reinstatement, Your Lifetime Withdrawal Percentage will be reset to equal the Lifetime Withdrawal Percentage prior to termination unless during the reinstatement period the relevant Covered Life qualifies for a new age band. Upon Reinstatement, Your Withdrawal Base and Deferral Bonus Base will be reset at the lower of the Contract Value or Withdrawal Base or Deferral Bonus Base, respectively prior to the revocation as of the date of the reinstatement. We will deduct a pro-rated rider charge on Your Quarterly Contract Anniversary following the reinstatement for the time period between the reinstatement date and Your first Quarterly Contract Anniversary following the reinstatement. Violation of these investment restrictions could result in a serious erosion of the value in this rider.

4. Any and all Sub-Account transfers required to ensure Your compliance with these Investment Restrictions shall not be used in determining the number of permissible transfers allowed during that Contract Year.

5. If You violate any of the terms of these Investment Restrictions, including a refusal to reallocate Your investments as set forth above, it will result in a termination of this rider. We will assess a pro-rated share of the Rider Charge and will no longer assess a Rider Charge thereafter.

6. Notwithstanding anything possibly to the contrary, in the event of a conflict between these Investment Restrictions and those imposed by any other rider, the Investment Restrictions described in this rider shall prevail.

7. By electing the rider, You hereby irrevocably agree and consent to Our sharing with Our affiliates and designees personal data regarding Your elections hereunder, including, but not limited to, Your Contract Value, asset allocation model, investment program, Partial Withdrawals, and lapsation data. You direct Us to share any such data to the extent that We believe necessary or desirable for Us in order for Us or an affiliate or designee of Ours to properly manage any of our guarantee obligations or any Sub-Account available hereunder.

SPOUSAL CONTINUATION

If the Single Life option is elected, this rider terminates upon the death of the Owner. If the spouse continues the Contract under the "Spouse Beneficiary" provision of the Contract, if eligible, We will increase the Contract Value to the death benefit value as of the Valuation Day We receive Due Proof of Death according to the Premium Payment allocation percentages then in effect. The surviving spouse becomes the new Owner on the effective Valuation Day of the Spousal Continuation. This right may be exercised only once during the term of the Contract. The surviving spouse may re-elect this rider, subject to the election rules that are then in place.

If the Joint Life option is elected, the benefits of this rider are available for the lifetimes of both Covered Lives provided that the Owner's spouse elects to continue this Contract. The following are the effects of the surviving Covered Life continuing the Contract under the "Spouse Beneficiary" provision of the Contract, if applicable:

  1. The surviving spouse becomes both the Owner and the Annuitant upon spousal continuation. If this Contract is owned by a custodian, the surviving spouse becomes the Annuitant.

  2. The surviving spouse may continue the Contract and We will continue this rider with respect to all benefits, at the Rider Charge currently in effect for the Contract, subject to our right to change the Rider Charge as provided for in the Rider Charge section.

  3. The Withdrawal Base and Deferral Bonus Base will each be set equal to the greater of (a) the Contract Value on the effective Valuation Day of the Spousal Continuation or (b) the applicable values as of the Valuation Day prior to the Spousal Continuation.

  4. The Guaranteed Withdrawal Base will be set equal to the greater of (A) times (B), or (C) where:

         A = Guaranteed Floor Percentage;

         B = Your Withdrawal Base as of the current Valuation Day; and

         C = Your Guaranteed Withdrawal Base as of the prior Valuation Day, adjusted to include the current Valuation Day's Premium Payment(s) and Partial Withdrawals.

  5. The Deferral Bonus Period will not reset; the Deferral Bonus Period, if applicable, will continue uninterrupted.

  6. The Lifetime Annual Payment will be recalculated on the continuation date and will be equal to the greater of the Withdrawal Base or the Guaranteed Withdrawal Base as of such date multiplied by the Lifetime Withdrawal Percentage. If after the above recalculations the new Lifetime Annual Payment exceeds the sum of prior Partial Withdrawals made during that Contract Year, the difference between these amounts will be available and applicable for the remainder of that Contract Year.

  7. If there was a Partial Withdrawal since the Rider Effective Date, the Lifetime Withdrawal Percentage will remain at the current percentage. If there has not been a Partial Withdrawal since the Rider Effective Date, the Lifetime Withdrawal Percentage will be based on the attained age of the remaining Covered Life at the time of spousal continuation.

  8. The Owner may name a new Beneficiary. If this Contract is owned by a custodian, that custodian will be the Beneficiary.

  9.   This rider will terminate upon the death of the surviving Covered Life.

COVERED LIFE CHANGE

Any Contract change which causes a change in any Covered Life will result in the termination of this rider. A prorated Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter.

MINIMUM AMOUNT RULE

Prior to the Annuity Commencement Date, if (A) on any Contract Anniversary Your Contract Value, due to investment performance or fees, is reduced below the Minimum Contract Value or (B) on any Valuation Day, as a result of a Partial Withdrawal, Your Contract Value is reduced below the Minimum Contract Value, then:

     a) You will continue to receive Your Lifetime Annual Payment, which will continue to fluctuate as outlined in the Lifetime Annual Payment section above, at the frequency of Your choice and acceptable to Us.

     b) Ongoing Lifetime Annual Payments will no longer reduce Your Contract Value.

     c)   We will no longer accept subsequent Premium Payments.

     d) We will waive the Rider Charge and any applicable Annual Maintenance Fee or Premium Based Charge on Your Contract.

     e)   The Deferral Bonus Period will end.

Once the Minimum Amount Rules above apply, if cumulative partial Withdrawals within a Contract Year are taken in excess of the Lifetime Annual Payment, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed, the Contract will be terminated, and we will pay you the Surrender Value under the Contract.

ANNUITY COMMENCEMENT DATE

Lifetime Annual Payments will cease on the Annuity Commencement Date unless such payments are continued as described below. You may elect in writing to annuitize the Contract as of the Annuity Commencement Date under any one of the Annuity Options described below. The Annuity Option You select may not be changed on or after the Annuity Commencement Date. In the absence of an election by You, the default Annuity Option at that time will be the Variable Lifetime Annual Payments With a Unit Refund option as described below, replacing the default Annuity Option in Your Contract.

ANNUITY OPTIONS

     FIXED ANNUITY PAYMENTS - You may elect one of the standard fixed annuity options offered by Us under the Contract; or

     VARIABLE ANNUITY INCOME PAYMENTS - To allow for continued variable Lifetime Annual Payments, You may elect Variable Lifetime Annual Payments With a Unit Refund. This annuity is payable until the death of the last surviving Covered Life. At the death of the last surviving Covered Life, if (A) exceeds (B), then periodic variable Annuity Payments will continue to the beneficiary until the number of Annuity Payments equals or exceeds the number determined in (A) where:

      (A) = The Contract Value on the Annuity Commencement Date divided by the first Annuity Payment, and

      (B) = The number of Annuity Payments paid prior to the death of the last surviving Covered Life.

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     Variable Annuity Income Payments may fluctuate annually based on the investment performance of the Sub-Account(s) of the Separate Account in which You are invested. Any portion of Your Contract Value invested outside of the Separate Account at the Annuity Commencement Date will be reallocated proportionately based on Your then current Sub-Account investment allocation. Variable Annuity Income Payments will be variable depending on the allocation of Your Separate Account Sub-Accounts in compliance with Securities and Exchange Commission regulations. Variable Annuity Income Payments will be based on an Assumed Investment Return in compliance with state law.

     If this rider is issued with a Guaranteed Floor Percentage, a floor Variable Annuity Income Payment will be equal to (A) times (B) where;

        A = Your Lifetime Withdrawal Percentage; and

        B = Your Guaranteed Withdrawal Base as of the Annuity Commencement Date.

     VARIABLE ANNUITY INCOME PAYMENT CALCULATIONS - On the Annuity Commencement Date, and each anniversary thereafter, the Lifetime Annual Payment will be set equal to the maximum of (A), or the sum taken across all Sub-Accounts of (B) times (C), and subject to a maximum of (D) and a minimum of (E) if the optional Smoothing feature is in effect, where;

        A = The floor Variable Annuity Income Payment calculated on the Annuity
            Commencement Date, if applicable;

        B = Annuity Unit Value as of the current Valuation Day;

        C = Number of Annuity Units as of the current Valuation Day;

        D = Your Lifetime Annuity Payment as of the prior Valuation Day, times the sum of 1 plus the Smoothing Percentage; and

        E = Your Lifetime Annuity Payment of the prior Valuation Day, times the sum of 1 minus Smoothing Percentage.

     ANNUITY UNITS - The number of Annuity Units for each of the applicable Sub-Account(s) will be determined at the Annuity Commencement Date and remains constant for the selected Sub-Account unless a Sub-Account fund exchange occurs. The number of Annuity Units for each of the applicable Sub-Account(s) will be equal to (A) divided by (B), times (C) divided by
     (D) where:

        A = Sub-Account Value as of the current Valuation Day;

        B = Total Contract Value invested in the Separate Account as of the current Valuation Day;

        C = Your Lifetime Withdrawal Percentage times Your Withdrawal Base as of the current Valuation Day; and

        D = Annuity Unit Value as of the current Valuation Day.

     ANNUITY UNIT VALUE - The value of an Annuity Unit for each Sub-Account of the Separate Account will be computed on each Valuation Day to reflect the investment experience of the applicable Funds. It will be determined by multiplying (A) times (B) divided by (C) where:

        A = The value of the Annuity Unit for that Sub-Account as of the preceding Valuation Day;

        B = The Net Investment Factor for that Sub-Account for the Valuation
            Day for which the Annuity Unit Value is being calculated; and

        C = 1 + the effective Assumed Investment Return for the number of days in the Valuation Period.

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REVOCATION/TERMINATION

You may only revoke this rider if the Company sponsors a conversion program on a non-discriminatory basis and You elect to participate in that program. We may terminate this rider based on the following events or circumstances:

     a)   Upon the Annuity Commencement Date;

     b) You assign the Contract or any of Your rights, including a change of a Covered Life;

     c)   You violate the Issuance Rules;

     d)   You violate the Investment Restrictions;

     e)   You violate the terms of the Contract or any other rider;

     f) You ask for Spousal Continuation in violation of the rider's restrictions;

     g)   There is a full surrender of Your Contract; and/or

     h)   A death benefit becomes payable on Your Contract.

On the date this rider is revoked or terminated, a prorated Rider Charge will be assessed, and will no longer be assessed thereafter if events (a) through (g) occur. There is no cash surrender value associated with this rider.

EVIDENCE OF SURVIVAL

We may require satisfactory evidence of the continued survival of any person(s) on whose life the benefits provided by this rider are based. We reserve the right to discontinue payments until satisfactory proof of continued survival is received.

MISSTATEMENT OF AGE

If the age of an Owner or a Covered Life has been misstated, the benefits provided by this Rider will be adjusted based on the correct information. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

ISSUANCE RULES

If this optional rider is not attached to Your Contract on the Contract Issue Date, We reserve the right to make this rider available to You after the Contract Issue Date.

This rider is not available if any Owner or Covered Life is older than the Maximum Rider Issue Age on the Rider Effective Date.

If the Rider Effective Date is after the Contract Issue Date, then the period between the Rider Effective Date and Your next Contract Anniversary will constitute a Contract Year.

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RIDER CHARGE

There is an additional charge for this rider. The annual Rider Charge will never be less than the Minimum Rider Charge nor exceed the annual Maximum Rider Charge shown in the Rider Specifications. The Rider Charge will be assessed on each Quarterly Contract Anniversary based on Your Contract Value. The Rider Charge may increase or decrease each Contract Anniversary beginning with the first Contract Anniversary subject to the limitations above. The Rider Charge will be deducted on a prorated basis from the Separate Account Sub-Account(s). We will notify you in writing of any change in the Rider Charge. You may irrevocably elect to decline the new Rider Charge. If You so elect, all rights under this rider will remain in effect and no future Rider Charge changes will apply; however, Your Lifetime Withdrawal Percentage will be reduced by the Lifetime Withdrawal Percentage Reduction Factor.

If the Rider Effective Date is after the Contract Issue Date, the period between the Rider Effective Date and the next Contract Anniversary will constitute the first Contract Year. The charge for this Contract Year will be prorated based on the number of days between the Rider Effective Date and the next Quarterly Contract Anniversary.

If this rider is revoked or terminated on any date other than a Quarterly Contract Anniversary, We will deduct a prorated portion of the Rider Charge from Your Contract Value from the amount otherwise payable as stated in the Revocation/Termination section of this rider. The prorated portion of the Rider Charge is equal to the annual Rider Charge percentage multiplied by the Contract Value prior to the revocation or termination, multiplied by the number of days elapsed since the last Quarterly Contract Anniversary, capped at 90 days, divided by 360.

The Rider Charge will no longer be assessed upon the Annuity Commencement Date.

SIGNED FOR FORETHOUGHT LIFE INSURANCE COMPANY
[
               /s/ Samuel Ramos                        /s/ Michael A. Reardon
                   SECRETARY                                 PRESIDENT]

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